SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported)  December 2, 1996

                         BALCOR PENSION INVESTORS - VI
         ------------------------------------------------------------
                           Exact Name of Registrant


Illinois                                0-14332
-----------------------------------     -----------------------------------
State or other jurisdiction             Commission file number

2355 Waukegan Road
Suite A200
Bannockburn, Illinois                   36-3319330
-----------------------------------     -----------------------------------
Address of principal                    I.R.S. Employer
executive offices                       Identification
                                        Number

60015
-----------------------------------
Zip Code


              Registrant's telephone number, including area code:
                                (847) 267-1600

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
----------------------------------------------------------------------

Perimeter 400 Center

In 1983, the Partnership and three affiliates (the "Participants") funded a $37,000,000 first mortgage loan collateralized by the Perimeter 400 Center, Fulton County, Georgia. The Partnership's share of the loan was $18,500,000 for a participating percentage of 50%. In 1991, in exchange for a release of its obligations under the loan, the borrower conveyed title to the property to a general partnership consisting of the Participants (the "General Partnership") in which each Participant holds an interest equal to its participating percentage in the loan.

On December 2, 1996, the General Partnership contracted to sell the property for a sale price of $40,700,000 to an unaffiliated party, Devon Properties, Inc., a New York corporation. The purchaser has deposited $750,000 into an escrow account as earnest money. The remainder of the sale price will be payable in cash at closing, scheduled for December 19, 1996. From the proceeds of the sale, the General Partnership will pay $814,000 as a brokerage commission to an affiliate of the third party providing property management services for the property and will receive the remaining proceeds of approximately $39,886,000. Of such proceeds, $1,750,000 will be retained by the General Partnership and will not be available for use or distribution by the General Partnership until nine months after the closing. The Partnership's share of the total proceeds will be approximately $19,943,000, less the Partnership's share of closing costs. Neither the General Partner nor any affiliate will receive a brokerage commission in connection with the sale of the property. The General Partner will be reimbursed by the General Partnership for actual expenses incurred in connection with the sale.

The closing is subject to the satisfaction of numerous terms and conditions. There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible the sale of the property may not occur.


ITEM 5. OTHER INFORMATION
----------------------------------------------------------------------

a)  Jonathan's Landing Apartments

As previously reported, on August 30, 1996, a limited partnership (the "Limited Partnership") in which the Partnership and an affiliate hold interests and which owns Jonathan's Landing Apartments, Kent, Washington, contracted to sell the property to an unaffiliated party, Commercial Ventures, Inc., a Delaware corporation. The purchaser assigned its rights under the agreement of sale to an affiliate, Jonathan's Landing LLC, a Washington limited liability company, and the sale closed on November 21, 1996. The sale price was $21,300,000.
From the proceeds of the sale, the Limited Partnership paid closing costs of $376,535, $266,250 to a third party as a brokerage commission and $159,750 to an affiliate of the third party providing property management services for the property as a fee for services rendered in connection with the sale of the property. The Limited Partnership received the remaining proceeds of $20,497,465 of which the Partnership's share was $9,531,321.

b)  Sun Lake Apartments

As previously reported, on October 30, 1996, a limited partnership (the "Limited Partnership") in which the Partnership and an affiliate hold interests and which owns Sun Lake Apartments, Lake Mary, Florida, contracted to sell the property to an unaffiliated party, Ambassador Apartments, a Delaware corporation, for a sale price of $24,000,000. The purchaser assigned its rights under the agreement of sale to an affiliate, Ambassador III, L.P., and the sale closed on November 20, 1996. The purchaser assumed the existing first mortgage loan which had an outstanding principal balance of $15,508,832 at closing. From the proceeds of the sale, the Limited Partnership paid closing costs of $221,215, $300,000 to a third party as a brokerage commission and $180,000 to an affiliate of the third party providing property management services for the property as a fee for services rendered in connection with the sale of the property. The Limited Partnership received the remaining proceeds of $7,789,953. Of such proceeds, $300,000 is being retained by the Limited Partnership and will not be available for use or distribution by the Limited Partnership until December 23, 1996. The Partnership's share of the total net proceeds will be $4,640,026.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
----------------------------------------------------------------------

     (A)  FINANCIAL STATEMENTS AND EXHIBITS:

            None

     (B)  PRO FORMA FINANCIAL INFORMATION:

            None

     (C)  EXHIBITS:

          (2) Agreement of Sale and attachment thereto relating to the sale of Perimeter 400 Center, Fulton County, Georgia.

     No information is required under Items 1, 3, 4, 6 and 8 and these items have, therefore, been omitted.

Signature
-------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                         BALCOR PENSION  INVESTORS-VI

                         By: Balcor Mortgage Advisors-VI, an Illinois general partnership, its general partner

                         By:  The Balcor Company, a Delaware corporation,
                              a partner

                         By:   /s/ Jerry M. Ogle
                              ------------------------------------
                                   Jerry M. Ogle, Vice President
                                   and Secretary


Dated:  December 17, 1996
       ----------------------------